                                                                   Exhibit 1(d)


                            CERTIFICATE OF AMENDMENT
                                       TO
                    AMENDED AND RESTATED DECLARATION OF TRUST
                                       OF
                            BRINSON INVESTMENT TRUST

         The undersigned, being Vice President and Secretary of Brinson Investment Trust ("Trust"), hereby certifies that the Trustees of the Trust duly adopted the following resolution, which amended the Amended and Restated Declaration of Trust in the manner provided in such Amended and Restated Declaration of Trust, at a meeting held on February 13, 2002, and that the amendment will be effective on April 8, 2002.

                  RESOLVED, that the Amended and Restated Declaration of Trust dated February 11, 1998 be, and it hereby is, amended to change the name of the Trust from "Brinson Investment Trust" to "UBS Investment Trust" in the following manner:

                  Section 1.1 of Article I of the Amended and Restated Declaration of Trust is hereby amended to read as follows:

                           Section 1.1. Name. This name of the trust created
                  hereby is "UBS Investment Trust."

                           Section 1.2(q) of Article I of the Amended and
                  Restated Declaration of Trust is hereby amended to read as follows:

                           Section 1.2

                           (q) "Trust" means UBS Investment Trust.

                  Schedule A of the Amended and Restated Declaration of Trust is hereby amended to read as follows:

                           Series of the Trust

                           UBS Tactical Allocation Fund



Dated: February 13, 2002

                                           /s/ Amy R. Doberman
                                      ----------------------------
                                               Amy R. Doberman
                                      Vice President and Secretary


New York, New York (ss)

On this 13th day of February, 2002, before me personally appeared Amy R. Doberman, to me personally known, who, being by me duly sworn, did say that she is Vice President and Secretary of the above-referenced Trust and acknowledged that she executed the foregoing instrument as her free act and deed.


                                           /s/ Evelyn De Simone
                                      ----------------------------
                                             Notary Public